Exhibit 5.1

The New York Times Building

37th Floor

620 Eighth Avenue

New York, NY 10018-1405

212.808.2700

Fax 212.286.9806

August 1, 2014

Brandywine Realty Trust

555 East Lancaster Avenue

Radnor, Pennsylvania 19087

Re: Registration Statement on Form S-3

Dear Ladies and Gentlemen:

We have acted as counsel to Brandywine Realty Trust, a Maryland real estate investment trust (the “Company”), in connection with the offer and sale of 21,850,000 common shares of beneficial interest, par value $0.01 per share (the “Common Shares”), of the Company, including 2,850,000 Common Shares for which the Company has granted the Underwriters (as defined below) an option, covered by the Company’s Registration Statement on Form S-3 (Registration No. 333-195740) (as the same may be amended and supplemented, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Common Shares will be sold pursuant to a Pricing Agreement (the “Pricing Agreement”), dated as of July 28, 2014, among the Company, Brandywine Operating Partnership, L.P. (the “Operating Partnership”), and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc., as underwriters (the “Underwriters”), relating to the Underwriting Agreement (the “Underwriting Agreement”), dated as of July 28, 2014, among the Company, the Operating Partnership and the Underwriters.

In connection with our representation of the Company, and as a basis for the opinions hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1. The Registration Statement, including the Prospectus dated May 6, 2014 therein (the “Prospectus”) and the Prospectus Supplement, dated July 28, 2014, related to the offer and sale of the Common Shares (the “Prospectus Supplement”);

2. The Amended and Restated Declaration of Trust of the Company, as amended and supplemented through the date hereof (the “Declaration of Trust”), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3. The Amended and Restated Bylaws of the Company, as amended through the date hereof;

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Brandywine Realty Trust

August 1, 2014

4. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

5. Resolutions adopted by the Board of Trustees of the Company, or a duly authorized committee thereof, relating to the offer and sale of the Common Shares (the “Resolutions”), certified by an officer of the Company as being complete, accurate and in effect;

6. The Pricing Agreement and the Underwriting Agreement; and

7. Such other documents, records, instruments, and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Company and the Operating Partnership) is duly authorized to do so.

3. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records, including certificates of public officials, reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or conduct of the parties or otherwise.

4. The Common Shares will not be issued or transferred in violation of any restriction on ownership and transfer set forth in Article 6 of the Declaration of Trust or other organizational document of the Company.

Subject to the foregoing, it is our opinion that, as of the date hereof, the Common Shares have been duly authorized by all necessary action on the part of the Company and, upon issuance, delivery and payment therefor in the manner contemplated by the Pricing Agreement and related Underwriting Agreement, the Common Shares will be validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the State of

Brandywine Realty Trust

August 1, 2014

Maryland, or as to federal or state laws regarding fraudulent transfers. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

No opinion is rendered as to matters not specifically referred to herein and under no circumstances are you to infer from anything stated or not stated herein any opinion with respect to which such reference is not made.

This opinion is being furnished to you for your submission to the Commission as an exhibit to a current report filed on Form 8-K (the “8-K”), to be filed by the Company with the Securities and Exchange Commission on or about the date hereof. We hereby consent to the filing of this opinion as an exhibit to the 8-K and to the use of the name of our firm therein and under the section “Legal Matters” in the Registration Statement, Prospectus and Prospectus Supplement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours, /s/ Pepper Hamilton LLP

PEPPER HAMILTON LLP